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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of United Auto Group, Inc. on Form S-8 of our report dated February 25, 1997, on our audits of the consolidated financial statements as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is in this Annual Report on Form 10-K.



                                   /s/ Coopers & Lybrand L.L.P.

                                   Coopers & Lybrand L.L.P.


Princeton, New Jersey
March 17, 1997